(FACE OF NOTE)


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SBC COMMUNICATIONS INC., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                             SBC COMMUNICATIONS INC.

                  7.00% PUBLIC INTEREST NOTES (PINES) DUE 2041


                                                             CUSIP NO. 78387G301

                                                            ISIN NO. US78387G301
No. R-1
                                                                 $--------------

SBC Communications Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "SBC", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________Million Dollars ($___________) on June 1, 2041 (the "Maturity Date"), and to pay interest on said principal sum from June 13, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 in each year, commencing September 1, 2001 (each an "Interest Payment Date") and on the Maturity Date, at the interest rate of 7.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on February 15, May 15, August 15 or November 15, as the case may be (each, a "Regular Record Date"), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Any money that SBC deposits with the Trustee or any Paying Agent for the payment of principal or any interest on this Note that remains unclaimed for two years after the date upon which the principal and interest are due and payable, will be repaid to SBC upon SBC's request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the Holder of this Note will be able to seek any payment to which such Holder may be entitled to collect only from SBC.

     If the Notes are issued in definitive form, payment of the principal and interest on this Note due at the Maturity Date or upon redemption will be made at the Maturity Date or upon redemption, as the case may be, upon presentation of this Note, in immediately available funds, at the office of The Bank of New York, the Paying Agent and Registrar for the Notes, currently located at 101 Barclay Street, New York, New York 10286.

     Payment of interest on this Note due on an Interest Payment Date, other than interest at maturity or upon redemption, may be paid by check mailed to the address of the Holder entitled thereto as such address shall appear in the Note register. Notwithstanding the foregoing, the Depository as Holder of the Notes is entitled to require the Paying Agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the Holder in the United States, by sending appropriate wire transfer instructions as long as the Paying Agent receives the instructions not less than ten days prior to the applicable Interest Payment Date.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, SBC COMMUNICATIONS INC. has caused this instrument to be signed in its corporate name, manually or by facsimile, by its duly authorized officers and has caused its corporate seal to be imprinted hereon.

Dated:  June 13, 2001                 SBC COMMUNICATIONS INC.

                                      By:---------------------------------------
                                         Donald E. Kiernan
                                         Senior Executive Vice President and
                                         Chief Financial Officer

                                      By:---------------------------------------
                                         Name:
                                         Title:


Trustee's Certificate of Authentication

This Global Security is one of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:-----------------------------
      Authorized Signatory

                                 REVERSE OF NOTE

     This Note is one of a duly authorized issue of debt securities of SBC of the series specified on the face hereof, issued under and pursuant to an Indenture, dated as of November 1, 1994, between SBC and The Bank of New York, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which indenture and all indentures supplemental thereto (collectively, the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, SBC and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes will be issued in fully registered form only and in denominations of $25 and integral multiples thereof.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of SBC and the rights of the Holders of the Notes under the Indenture at any time by SBC and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding to waive compliance by SBC with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of SBC, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     REGISTRAR AND PAYING AGENT

     SBC shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange ("Registrar") and an office or agency where Notes may be presented for payment or for exchange ("Paying Agent"). SBC has initially appointed the Trustee, The Bank of New York, as its Registrar and Paying Agent. SBC may vary or terminate the appointment of its paying agent, and may appoint additional paying agencies.

     OPTIONAL REDEMPTION BY SBC

     The Notes will be redeemable, in whole or in part, at SBC's option, at any time, on or after June 13, 2006, on at least 30 days', but not more than 60 days', prior notice mailed to the registered address of each Holder of the Notes. The redemption prices will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the redemption date. The Company may at any time repurchase the Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation.

     FURTHER ISSUES

     SBC reserves the right from time to time, without notice to or the consent of the Holders of the Notes, to create and issue further notes ranking equally and ratably with the Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as the Notes. Any further notes may be issued pursuant to a resolution of the board of directors of SBC, a supplement to the Indenture, or under an officers' certificate pursuant to the Indenture.

     NOTES OF DEFINITIVE FORM

     If (1) an Event of Default has occurred with regard to the Notes represented by this Note and has not been cured or waived in accordance with the Indenture, or (2) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by SBC within 90 days, SBC may issue notes in definitive form in exchange for this Note. In either instance, an owner of a beneficial interest in the Notes will be entitled to the physical delivery in definitive form in exchange for this Note, equal in principal amount to such beneficial interest and to have such Notes registered in its name.

     Notes so issued in definitive form will be issued as registered notes in denominations of $25 and integral multiples thereof, unless otherwise specified by SBC.

     Notes so issued in definitive form may be transferred by presentation for registration to the Registrar at its New York office and must be duly endorsed by the Holder or the Holder's attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to SBC or the Trustee duly executed by the Holder or his attorney duly authorized in writing.

     SBC may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.

     DEFAULT

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     MISCELLANEOUS

     For purposes of the Notes, a Business Day means a Business Day in The City of New York.

     No director, officer, employee or stockholder, as such, of SBC shall have any liability for any obligations of SBC under this Note, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     The Notes are the unsecured and unsubordinated obligations of SBC and will rank PARI PASSU with all other evidences of indebtedness issued in accordance with the Indenture.

     Notices to Holders of the Notes will be published in authorized newspapers in The City of New York. SBC is deemed to have given the notice on the date of each publication or, if published more than once, on the date of the first publication.

     Prior to due presentment of this Note for registration of transfer, SBC, the Trustee and any agent of SBC or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither SBC, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.